Exhibit 4
Fidelity Bond Policy
$62.5 million policy
(allocation based on each fund’s coverage requirements under Rule 17g-1)

	Gross Assets	Required
	6/30/2011	Coverage

Allianz Funds

AGIC Global Fund	41,045,820	350,000
AGIC Systematic Growth Fund	23,904,662	300,000
AGIC International Fund	88,188,412	450,000
AGIC Mid-Cap Growth Fund	7,516,576	175,000
AGIC Pacific Rim Fund	127,510,497	525,000
AGIC Emerging Markets Opportunities Fund	153,812,842	600,000
AGIC Income & Growth Fund	777,736,538	1,000,000
AGIC Growth Fund	655,934,229	900,000
AGIC Opportunity Fund	310,378,540	750,000
AGIC Target Fund	343,718,469	750,000

NFJ Dividend Value Fund	8,099,953,066	2,500,000
NFJ International Fund	2,223,299,395	1,700,000
NFJ Large-Cap Value Fund	1,262,813,811	1,250,000
NFJ Small-Cap Value Fund	7,911,310,025	2,500,000
NFJ Mid-Cap Value Fund	12,501,996	225,000
NFJ All-Cap Value Fund	23,766,097	300,000
NFJ Renaissance Fund	842,054,740	1,000,000

RCM Disciplined International Equity Fund	40,891,229	350,000
RCM Global Resources Fund	57,896,250	400,000
RCM Global Small-Cap Fund	92,575,057	525,000
RCM Large-Cap Growth Fund	467,341,368	750,000
RCM Mid-Cap Fund	82,815,197	450,000
RCM Wellness Fund	154,619,499	600,000
RCM Strategic Growth Fund	10,533,767	200,000
RCM Technology Fund	1,502,247,687	1,500,000

Allian Global Investors Managed Accounts Trust:
Fixed Income SHares: Series C	4,064,155,357	2,500,000
Fixed Income SHares: Series H	8,225,540	175,000
Fixed Income SHares: Series M	4,842,921,259	2,500,000
Fixed Income SHares: Series R	806,771,666	1,000,000
Equity Shares: Series I	2,663,490	125,000

AGIFM Sponsored Closed-End Funds:
PIMCO Municipal Income Fund	481,892,287	900,000
PIMCO New York Municipal Income Fund	126,762,710	525,000
PIMCO California Municipal Income Fund	374,275,621	750,000
PIMCO Municipal Income Fund II	1,003,754,820	1,250,000
PIMCO New York Municipal Income Fund II	191,403,450	600,000
PIMCO California Municipal Income Fund II	404,796,752	750,000
PIMCO Municipal Income Fund III	498,908,689	900,000
PIMCO New York Municipal Income Fund III	80,947,201	450,000
PIMCO California Municipal Income Fund III	317,523,518	750,000
AGIC Internaional & Premium Strategy Fund	137,218,527	600,000

PIMCO Corporate Income Fund	1,015,637,543	1,250,000
PIMCO Corporate Opportunity Fund	1,839,397,666	1,700,000
PIMCO High Income Fund	1,658,269,784	1,500,000
PIMCO Global StocksPLUS & Income Fund	288,996,309	750,000
PIMCO Income Strategy Fund	467,558,171	750,000
PIMCO Income Strategy Fund II	853,505,124	1,000,000
PIMCO Income Opportunity Fund	852,470,327	1,000,000
PCM, Inc.	218,046,865	600,000
PIMCO Strategic Global Government Fund, Inc.	1,310,307,893	1,250,000

AGIC Convertible & Income Fund	1,060,157,755	1,250,000
AGIC Convertible & Income Fund II	804,873,864	1,000,000
AGIC Equity & Convertible Income Fund	448,661,217	750,000
AGIC Global Equity & Convertible Income Fund	119,819,448	525,000

NFJ Dividend, Interest & Premium Stratetgy Fund	1,806,279,461	1,700,000

	Gross Assets	Required
	6/30/2011	Coverage

Allianz Funds Multi-Strategy Trust:
Allanz RCM Global EcoTrends Fund	53,108,089	400,000
Allanz RCM Global Water Fund	79,259,525	450,000
Allianz RCM All Horizons Fund	2,572,215	125,000
Allianz RCM International Opportunities Fund	23,381,429	300,000
Allianz RCM Disciplined Equity Fund	49,374,960	400,000
Allianz AGIC International Growth Fund	117,470,065	525,000
Allianz NFJ Global Dividend Value Fund	37,972,688	350,000
Allianz Global Investors Solutions 2015 Fund	12,220,401	200,000
Allianz Global Investors Solutions 2020 Fund	6,468,373	175,000
Allianz Global Investors Solutions 2030 Fund	7,747,246	175,000
Allianz Global Investors Solutions 2040 Fund	6,347,479	175,000
Allianz Global Investors Solutions 2050 Fund	6,192,323	175,000
Allianz Global Investors Solutions Retirement Income Fund	12,058,629	200,000
Allianz Global Investors Solutions Global Growth Allocation Fund	11,391,204	200,000
Allianz Global Investors Solutions Global Allocation Fund Fund	248,304,570	750,000
Allianz AGIC Convertible Fund	763,699,566	1,000,000
Allianz AGIC High Yield Bond Fund	93,631,688	525,000
Allianz AGIC International Growth Opportunities Fund	146,728,737	600,000
Allianz AGIC Emerging Growth Fund	22,103,864	250,000
Allianz AGIC Small to Mid-Cap Growth Fund	3,455,470	150,000
Allianz AGIC Micro-Cap Fund	60,635,991	400,000
Allianz AGIC Ultra Micro-Cap Fund	7,099,142	175,000
Allianz RCM China Equity Fund	5,222,189	150,000
Allianz AGIC Focused Opportunity Fund	4,320,430	150,000
Allianz RCM Redwood Fund	12,783,229	200,000
Allianz RCM All Alpha Fund	8,521,121	200,000

	53,202,638,705	57,250,000